EXHIBIT 32.1

Certification of Chief Executive Officer

and Chief Financial and Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Advanced Environmental Petroleum Producers Inc., f/k/a Electric Vehicle Research Corporation, (the “Company”) on Form 10-Q for the period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew S. Mynheer, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Advanced Environmental Petroleum Producers Inc.

Date: November 21, 2016	By:	/s/ Andrew S. Mynheer
Andrew S. Mynheer
Chief Executive Officer
Chief Financial Officer
Chief Accounting Officer